Exhibit 10.02

NORTH CAROLINA
LEASE
GUILFORD COUNTY

THIS LEASE, made this 1st day of April, 2008 by and between BYERS PROPERTIES, L.L.C., a North Carolina limited liability company, hereinafter called the “Landlord”, and COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation, hereinafter referred to as “Tenant”.

WITNESSETH:

That in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Premises. The Landlord hereby leases to the Tenant, and the Tenant leases from the Landlord those certain premises having the address of 8518 Triad Drive, Colfax, Guilford County, North Carolina, which said premises are more particularly described on Exhibit “A” attached hereto and incorporated herein by reference.

2. Use. Tenant shall use the leased premises for general office and warehousing and for no other purpose.

3. Term. The term of this Lease shall commence upon the 1st day of April, 2008 and shall continue for a period of 3 years through and including March, 2011, unless sooner terminated as herein set forth.

4. Rental. Starting April 1, 2008 and continuing throughout the term of this Lease, Tenant shall pay to Landlord annual rent of Seventy Nine Thousand Eight Hundred Seventy Five Dollars ($79,875.00), the same to be paid in equal monthly installments of Six Thousand Six Hundred Fifty Six and  25/100 Dollars($6,656.25) each, in advance, on the first day of each month without demand, deduction or offset whatsoever, at the address specified herein for the giving of notices or to such other place as Landlord may from time to time designate.

5. Compliance with Applicable Law and Regulation; Indemnity. The premises are leased to the Tenant subject to all zoning restrictions and all ordinances, and to all building restrictions and regulations, adopted by any governmental subdivision having jurisdiction, which may now or hereafter affect the premises; and the Tenant agrees that it will make no unlawful or offensive use of the premises, and it will occupy and maintain the premises, and will use and maintain any equipment appliances, or apparatus therein or thereon, in accordance with the laws, ordinances, regulations, and requirements of any governmental authority with jurisdiction affecting the same. Tenant agrees to abide by all applicable laws and regulations respecting the use of the premises, including, but not limited to, all environmental laws and regulations. Tenant warrants that it will not store or manufacture any substances that are deemed to be contaminating or hazardous substances in or on the premises, except in strict accordance with applicable laws and regulations. The Tenant shall dispose of any such substances only in strict accordance with applicable laws and regulation. Tenant agrees to indemnify the Landlord and to hold him harmless from and against any costs, damages and/or attorneys’ fees incurred by Landlord resulting from Tenant’s violation of any applicable laws of regulations or use of any hazardous or contaminating substances in or about the premises.

6. Landlords’ Duty to Repair. The Landlord, at his own expense, shall maintain and keep in good repair the roof and the outside walls (other than doors and windows) of the building located on the leased premises. The Landlord shall have no obligation to maintain any doors or windows or to repair any glass in or about the premises which are necessitated or occasioned by the carelessness, negligence, or improper conduct of any agent or employee of the Tenant, or by the failure of the Tenant to make any repair it was obligated to make, or by the manner in which repairs or alterations to the premises are made on behalf of the Tenant; and the Tenant agrees that it will make any and all repairs to the premises which are so necessitated or occasioned, at its own expense and as promptly as reasonably possible. Tenant further agrees to notify the Landlord immediately, and by the most expeditious means, of a need for any repairs that it is the responsibility of Landlord to make, in order to prevent unnecessary damage to the premises.

7. Tenant’s Duty to Repair. The Tenant, at its own cost and expense, shall maintain and keep in good repair the entire leased premises with the exception of the roof and the outside walls of the building located on the lease premises. Tenant shall maintain and keep in good repair the parking lot, all plumbing, electrical, heating and air conditioning, fire sprinkler and all other equipment and systems in or upon the premises; shall replace any and all broken plate, window or other glass in or about the premises; shall pay for all heat, water, lights, electricity, and other utilities required or used in or about the premises and shall procure at its own expense an annual inspection of the sprinkler system and shall return the premises at the expiration of termination of this Lease, or of any extension thereof, in good condition and repair, reasonable wear and tear and damage by fire or other hazards included in the standard extended coverage insurance form excepted; provided, however that if such damage is caused by the negligent or intentional act of the Tenant, its agents, servants, employees, independent contractor, customers, or guests, then the Tenant shall be liable to the Landlord for such damage.

8. Taxes and Assessments: Additional Rents. The Tenant shall be responsible for all ad valorem taxes and assessments properly levied, assessed or imposed against the leased premises; provided, however, that the Landlord and Tenant shall prorate the taxes for the first and last lease years. The Landlord shall forward copies of all tax bills and assessment statements to the Tenant within thirty (30) days after receipt of such bills by the Landlord, and Tenant shall promptly pay such bills to the Landlord as additional rent hereunder. The Tenant shall pay all taxes assessed against any machinery, fixtures, and other personal property which it may install or store in the leased premises.

9. Assignment and Subletting. The Tenant shall have no right to assign this Lease or to sublet the whole or any part of the premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld; but in the event the Landlord shall consent to such assignment or subleasing, the Tenant shall still remain liable for all of its obligations hereunder, including, but not limited to, the payment of rental.

10. Hazard Insurance; Additional Rents. The Tenant shall keep its contents, furniture, furnishings, fixtures and other property located on the leased premises insured for its current value against the hazards of fire or any other casualty, which is among the hazards included in the standard extended coverage insurance form. The Landlord will be responsible for insuring the building and roof at a value determined by the Landlord, with the Tenant reimbursing the Landlord for the premiums payable on such insurance. Notwithstanding anything herein to the contrary, each of the parties releases, to the extent of its insurance coverage, the other party from all liability for the loss or damage caused by fire or any other casualty which is among the hazards included in the insurance coverage maintained by the party, even if such fire or other casualty shall be caused by the fault or negligence of the other party, its agents, or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during the time that the insured party’s insurance policies contain provisions permitting the insured party to waive any right of recovery, prior to loss, for such loss or damage.

11. Prohibited Acts. The Tenant shall not do, or knowingly permit to be done, any act or thing which will invalidate or be in conflict with the insurance policies covering the building located on the leased premises, or permit anything to be done in or upon the premises or bring or keep anything therein or thereon, which will increase the rate of insurance on the building located on the leased premises. The Tenant further agrees that, at its own cost and expense, it will promptly comply with all rules, orders, regulations, and requirements of the North Carolina Board of Fire Underwriters, or any other body succeeding to its functions.

12. Alterations to the Premises. The Tenant shall not make any alterations, additions, or improvements to the premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld. Any and all alterations, additions, or improvements which are made to the premises during the term of this Lease or any renewal shall immediately become the property of the Landlord, and (unless the Landlord shall demand otherwise) shall remain upon and be surrendered to the Landlord with the premises at the expiration or termination of the lease. Upon the termination of the Lease, the Tenant, upon demand from the Landlord, shall remove at its own costs and expense any alterations made by it and shall restore the leased premises to its original condition at the commencement of the term of this Lease, ordinary wear and tear accepted. The Tenant, however, at the expiration or termination of this Lease, may remove from the premises all moveable trade fixtures, machinery, furniture and equipment which it may have placed in the premises at its own expense, or may have otherwise acquired; but the Tenant agrees that it will repair at its own expense, any and all damage or disfigurement to the premises caused by such removal.

Any and all alterations, additions or improvements to the premises shall be done at Tenant’s sole cost and expense, and the General Contractor or General Contractors must be approved in writing by the Landlord, which approval will not be unreasonably withheld.

The tenant shall save and hold the Landlord harmless from and against any and all costs and expense whatsoever (including attorney’s fees) in connection with or relating to such alterations, additions or improvements to the premises. Tenant will pay or cause to be paid all costs and charges for the alterations, additions and improvements and for all materials and labor furnished for or in connection therewith. Tenant shall immediately cause to be discharged and/or “bonded off” any mechanics’ or material men’s liens that may be filed in connection with such alterations, additions or improvements to the premises. Any such liens filed of record must be discharged or “bonded off” within thirty (30) days after such lien or liens first become a matter of public record in Guilford County, North Carolina.

The Tenant shall make it clear under all circumstances that it is the Tenant (and not the Landlord) who are undertaking such alterations, additions, improvements or repairs. Tenant shall advise, directly and in writing, all of its first-tier General Contractors that the Landlord has no responsibility whatsoever for the payment of any costs, charges or bills relating to the alterations, additions or improvements to the Premises. The Landlord may also give such notice to the General Contractors. Depending upon the scope of the project, the Landlord has the right in his sole discretion to demand, as a condition of granting his approval for any proposed alterations, additions, or improvements, that the Tenant purchase a payment bond for the benefit of the Landlord.

13. Indemnity; Public Liability Insurance. The Landlord shall not be liable for any injury to person or damage to property caused by or resulting from the use or condition of the premises or the improvements thereon, or for steam, electricity, gas water, rain, ice or snow, or any leak or flow from or into any part of the premises or from defective plumbing, pipes and wiring, or from any defective machinery or equipment used in the premises or caused by or resulting from carelessness in the operation of any equipment on the premises and the Tenant expressly agrees to indemnify the Landlord against and hold him harmless from all claims for damage to property or injury to persons arising out of the use or occupancy of the premises by the Tenant, or its employees, agents, customers, or licensees, or out of the performance of any work on or the making of any repairs to the premises by the Tenant, or its employees or agents, or by any independent contractor engaged by the Tenant.

The Tenant, at its own expense, shall also carry throughout the term of this Lease general public liability insurance protecting both the Tenant and the Landlord (naming Landlord as additional insured) against any and all liability occasioned by accident or disaster occurring in or on the premises, to an amount of at least $500,000.00 with respect to any one person and $1,000,000.00 with respect to any one accident or disaster, and the said liability insurance shall cover both the premises and the parking lot and any adjoining sidewalks and shall contain provisions that the policies are non-cancelable except with ten (10) days notice in writing to the Landlord. A copy of the certificate of insurance shall be provided to the Landlord.

14. Condemnation. If the whole or any portion of the leased premises substantial enough to affect the use thereof by the Tenant shall be taken or condemned by any competent authority for any public or quasi public use or purpose, then and in such event, this Lease shall be terminated as of the date when possession of the portion so taken shall be taken for such use or purpose. The current rental, in any such case, shall be apportioned between the Landlord and the Tenant; but there shall be no apportionment of the award made to the Landlord for such taking or condemnation and the proceeds thereof shall belong solely to the Landlord.

15. Damage by Fire or Other Casualty. If the Premises are rendered partially or wholly untenantable by fire or other casualty, and (i) cannot be materially restored within one hundred eighty (180) days of such damage, or (ii) the Premises are damaged or destroyed at any time during the last eighteen (18) months of the term of this lease then the Tenant or Landlord may terminate this lease as of the date of such fire or casualty. Tenant or Landlord shall exercise their option to terminate by written notice to the other within thirty (30) days of such fire or other casualty. For purposes hereof, the Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was then being used.

If this lease shall be terminated pursuant to this paragraph, the term of this lease shall end on the date or damage as if that date had been originally fixed in this lease for the expiration of the term hereof.

If this lease is not terminated following damage by fire or other casualty, then Landlord shall proceed with all due diligence to repair and restore the premises at Landlord’s cost; provided, however, in no event will Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in or about the premises by Tenant except to the extent covered by insurance.

Tenant agrees that during any period of restoration or repair of the Premises, Tenant shall continue the operation of Tenant’s business within the Premises to the extent practicable. During the period from the date of damage until the date that the untenantable portion of the Premises is materially restored, the rental shall be reduced to the extent of the proportion of the Premises which is untenantable; provided, however, there will be no abatement of rental if damage was occasioned by the fault or negligence of Tenant, its employees, agents or invitees.

16. Entry, Inspection by Landlord during Term; Signs for Subsequent Lettings. The Tenant agrees that agents of the Landlord shall have the right to enter the premises at all reasonable times to examine the same and to make any repairs which the Landlord is required to make under this Lease, and to show the premises to prospective purchasers or lessees; and the Tenant further agrees that during the six (6) months prior to the expiration of the term of this Lease, the Landlord shall have the right to place signs and notices on the front of said premises, or on any part thereof, offering the premises for lease or for sale.

17. Insolvency of Tenant. The interest of the Tenant under this Lease shall not be transferable by any execution sale, receivership proceeding, bankruptcy proceeding, or by operation of law in any manner whatsoever, and in such event or contingency, or if Tenant shall file a petition in bankruptcy, or be adjudicated a bankrupt, or make an assignment for the benefit of creditors, or take advantage of any insolvency act (including state court receivership), then at the option of the Landlord this Lease shall automatically be terminated, and upon such termination the Tenant shall have no further interest in the leased premises nor any further rights under this Lease. Such termination shall be without prejudice to any other legal remedies, which the Landlord may have on account of such default by the Tenant, and the Tenant shall not thereby be relieved of liability under this Lease, but shall be and remain liable for the payment of the rentals herein reserved.

18. Default by Tenant. If the Tenant shall abandon or vacate the leased premises for a period in excess of thirty (30) days, or shall neglect to make any payment of rental when due or neglect to do anything herein agreed to be done by the said Tenant, then the Landlord may declare this Lease terminated and may re-enter and take possession of the leased premises. Any termination and re-entry by the Landlord (whether by way of ejectment or summary ejectment of the Tenant or otherwise) shall be without prejudice to any other legal remedies which the Landlord may have on account of such default by the Tenant, and the Tenant shall not thereby be relieved of liability under this Lease, and shall be and remain liable for the payment of the rentals herein reserved. In the event of any breach by the Tenant under the terms of this Lease, the Tenant shall be responsible for the Landlord’s reasonable attorneys’ fees.

If the Landlord shall elect to terminate the Tenant’s right to possession only as above provided, without terminating the term hereof, the Landlord shall exercise reasonable diligence to relet said premises and, in so doing, the Landlord may enter into the premises and make such renovations and/or repairs as may be necessary in order to relet the premises (at Tenant’s expense), and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in his sole discretion may deem advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from the Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and costs of required renovations and/or repairs; third, to the payment of attorneys’ fees and rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future rents as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly.

No such re-entry or taking possession of said premises by the Landlord shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to the Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate the term of this Lease for such previous breach.

19. Holding Over. If the Tenant shall hold over and remain in possession of the leased premises after the expiration of the original term of this Lease, or of any extended term that may later be granted, such possession shall be as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at twice the rate being paid for the last month of the lease term, and the provisions of this Lease shall otherwise be applicable.

20. Benefit. All rights and liabilities herein given to or imposed upon the parties to this Lease shall extend to and shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties.

21. Notices. All rental notices, demands, statements and other notices sent or required to be sent pursuant to the terms of this Lease shall be sent certified or registered mail, return receipt requested, and if intended for the Tenant, shall be addressed to it at the Premises and if intended for the Landlord, shall be addressed to it at 25 Folkestone Drive, Greensboro, North Carolina, 27403. Either of the parties to this Lease, however, may designate a new address for the purpose of this paragraph by giving notice in writing to the other. Notices shall be deemed given on the day they are deposited with the United States Postal Service for mailing.

22. Tenant takes Premises “AS IS”. Tenant has examined the premises before executing this lease and Tenant’s entry into possession shall constitute conclusive evidence that as of the date thereof the premises were in good order and satisfactory condition.

23. Entire Agreement; Merger. This Lease represents the entire agreement of the parties respecting the subject leased premises. There are no promises or covenants concerning the leasehold that have not been set forth herein. The laws of the State of North Carolina shall govern this Lease. This Lease may not be amended except by a writing signed by both parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto set their hands and seals in duplicate originals, on the day and year first above written.

LANDLORD:

BYERS PROPERTIES, L.L.C.

By:	/s/ Michael L. Byers	(SEAL)
Michael L. Byers, Member

TENANT:

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick	(SEAL)
Nancy Hedrick, CEO